SIGMATRON INTERNATIONAL, INC. 2201 Landmeier Road Elk Grove Village, Illinois 60007 TEL (847) 956-8000 FAX (847) 956-9801 www.sigmatronintl.com

Exhibit 1.01

SigmaTron International, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2015

This Conflict Minerals Report of SigmaTron International, Inc. (herein referred to as "we," "our" or "us") (this "CMR") is presented in compliance with Rule 13p-1 ("Rule 13p-1") of the Securities Exchange Act of 1934 (the "1934 Act") for the year ended December 31, 2015. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this CMR, unless otherwise defined herein.

Our Due Diligence Process

1.	Establish strong company management systems

a.

We have a Conflict Minerals Policy. It is distributed to necessary internal personnel as well as to all suppliers for the purpose of determining their compliance with Rule 13p-1. In addition, the Conflict Minerals Policy is posted on our website and can be accessed at the following location:

http://sigmatronintl.com/wpcontent/uploads/2013/02/SGMA_Conflict_Minerals_Policy.pdf

b.

A cross-functional team of senior staff under the Vice President of Materials is charged with overseeing our compliance with Rule 13p-1 and our responsible sourcing of Conflict Minerals. This team consists of people from Quality, Purchasing and Materials Management, Information Technology and Finance. We utilize legal counsel to assist us with our compliance.

c.

We have a records retention policy providing for the maintenance on a computerized database of business records relating to Conflict Minerals due diligence, including records of findings, for at least seven years.

2. Identify and assess risk in the supply chain

a.

We survey our supply chain to gather information and confirm whether Conflict Minerals used in our products are procured from the Covered Countries. This survey was conducted using the Conflict Free Sourcing Initiative (CFSI) Reporting Template (the “Template”), developed jointly by the Electronic Industry Citizenship Coalition ("EICC") and the Global e-Sustainability Initiative ("GeSI").

b.	Utilizing the Template, a reasonable country of origin inquiry (“RCOI”) (see below for additional information regarding our RCOI process) was conducted across our supply chain to determine the 1 sourcing of the Conflict Minerals used in our products. To date, we have received responses from approximately 97% of our supply chain. Of the responses we have received, approximately 15% of our suppliers are reporting DRC conflict undeterminable and approximately 85% of our suppliers are reporting DRC conflict free.

c.

We compiled a list of all smelters and refiners used by our suppliers that have provided responses, including all smelters and refiners which have not completed certification under the EICC/GeSI Conflict Free Smelter program. 453 unique, smelters or refiners were reported by our suppliers. Of these 453 smelters and refiners, 294 are certified as "conflict free" by the EICC/GeSI Conflict Free Smelter program. After reviewing the 2015 interim and 2016 final reports by the UN Group of Experts on the Democratic Republic of Congo and other publications, we found no reasonable basis for concluding that the uncertified smelters and refiners sourced Conflict Minerals that directly or indirectly finance or benefit armed groups, however we cannot say with certainty that the uncertified smelters and refiners are DRC conflict free.

d.

In light of the responses that we have not yet received from our suppliers, in light of the approximately 15% of our suppliers reporting DRC conflict undeterminable, and in light of the 159 uncertified smelters and refiners, in general our supply chain remains DRC conflict undeterminable at this time.

e.

In the future, we intend to complete the collection of all survey responses from our suppliers. Additionally, we will continue to assess our suppliers with respect to our compliance requirements referenced above.

f.

We have instituted policies and procedures requiring suppliers to provide affirmative notification if they begin sourcing Conflict Minerals from any facilities which have not been identified as "conflict free" by the EICC/GeSI Conflict Free Smelter Program. We have included Conflict Minerals flow-down clauses in all new and renewing supplier contracts. And, we are working with trade associations and industry groups to continuously improve our due diligence and best practices.

 3. Design and implement a strategy to respond to identified risks

a.

Risk mitigation includes follow-up with the supplier, supplier support or education and putting the supplier on a “do not buy” list. If any supplier still does not comply, increasing levels of escalation will be done by specified internal personnel and our customer in the event we are directed to source from the supplier by the customer. Risk mitigation allows for a flexible response that is commensurate with the risks identified.

b.

As part of our risk mitigation we have recommunicated to any supplier who is not compliant that they must submit responses and become compliant. These suppliers are told that they must (i) familiarize themselves and comply with the regulations set forth in the Dodd-Frank Act; (ii) implement Conflict Mineral policies that are consistent with our policy; (iii) provide us with all necessary declarations; (iv) pass all of the requirements set forth in the Dodd-Frank Act on to their supply chain if they don't source directly from smelters or refiners; (v) determine the source of the Conflict Minerals they use; and (vi) maintain reviewable business records  for not less than seven (7) years supporting the source of Conflict Minerals. We affirmatively notified suppliers that those who are found to be non-compliant to the requirements imposed by the Dodd-Frank Act and our policy shall be reviewed to determine suitability for future business.

   4. Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

a.

In connection with our due diligence, we utilize information made available by the CFSI concerning independent third-party audits of smelters and refiners. We believe that our utilization of CFSI data is the most effective method.

b.

The use of the Template provided by EICC/GeSI and our other due diligence steps conform in material aspects to the standards set forth by the second edition of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD 2011).

5. Report on supply chain due diligence

We report on our supply chain due diligence through our Form SD filings, and the related Conflict Minerals Reports.

Product Description/Overview

We manufacture electronic assemblies made up of printed circuit boards, semiconductors and passive electronic components soldered together utilizing tin-based alloys for a wide variety of customers that use electronics in the products they design, manufacture and sell. Our customers serve many different indus- tries. Most of the electronic components we purchase to build the assemblies we manufacture contain one or more of the Conflict Minerals.

As a result of the aforementioned in-depth due diligence measures, we have determined that, in general, our products are DRC conflict undeterminable. Based on lack of information from a small portion of our suppliers, based on our suppliers which have provided a DRC conflict undeterminable response, and based on the uncertified smelters and refiners, at this time we cannot identify whether any of the Conflict Minerals contained in our products originated in the Covered Countries and, if so, whether such Conflict Minerals were from recycle or scrap sources, were DRC conflict free or have not been found to be DRC conflict free.

Based on the responses received from our suppliers to-date, the following is a list of smelter facilities and associated countries used to process the necessary Conflict Minerals in our products.

Conflict Mineral	Smelter Facility Name	Smelter Country
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN

Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tantalum	A&M Minerals Ltd.	UNITED KINGDOM
Tantalum	Advanced Metallurgical Group N.V. (AMG)	UNITED STATES
Tantalum	Cabot (Global Advanced Metals)	UNITED STATES
Tantalum	Companhia Industrial Fluminense	BRAZIL
Tantalum	Ethiopian Minerals Development Share Company	ETHIOPIA
Tantalum	Fujian Nanping Minning Tantalum and Niobium Mine Development Co., Ltd	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Starck	UNITED STATES
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Triebacher	GERMANY
Tin	Alpha	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tin	CV DS Jaya Abadi	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Donna Kembara Jaya	INDONESIA
Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	A.E.B. International, Inc.	UNITED STATES
Tin	AIM Solder (Shenzhen) Company Limited	CHINA
Tin	Alpha Metals Korea Ltd	KOREA, REPUBLIC OF
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL
Tin	CV Duta Putra Bangka	INDONESIA
Tin	Galloo N.V.	BELGIUM
Tin	Grant Manufacturing and Alloying	UNITED STATES
Tin	Impag AG	SWITZERLAND
Tin	International Wire Group, Inc	UNITED STATES
Tin	Jean Goldschmidt International	BELGIUM
Tin	Nathan Trotter & Co., Inc.	UNITED STATES
Tin	Operaciones Metalugicas SA.	INDONESIA

Tin	Samhwa Non-ferrorus Metal Ind. Co. Ltd	KOREA, REPUBLIC OF
Tin	Sizer Metals PTE	SINGAPORE
Tin	Sumitomo Metal Mining Co. Ltd.	CANADA
Tin	Taicang Nancang Metal Meterial Co.,Ltd	CHINA
Tin	Tong Ding Metal Materials Co., Ltd.	CHINA
Tin	UNIFORCE METAL INDUSTRIAL CORP.	TAIWAN
Tin	Westmetall GmbH & Co.KG	GERMANY
Tin	XIN WANG copper smelter	CHINA
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	Thaisarco	THAILAND
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Beijing Tian-long	CHINA
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co., Ltd.	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Kennametal Inc.	UNITED STATES
Tungsten	North American Tungsten	CANADA
Tungsten	Sincemat Co, Ltd	CHINA
Tungsten	Sumitomo Metal Mining Co., Ltd	JAPAN
Tungsten	Voss Metals Company, Inc.	UNITED STATES
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asahi Refining Canada Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Acade Noble Metal (Zhao Yuan) Corporation	CHINA
Gold	Academy Precious Metals(China)Co.,Ltd	CHINA
Gold	Anhui Tongling non-ferrous Pioneer Metals Corporation	CHINA
Gold	Atotech	GERMANY
Gold	AustIn powder	UNITED STATES
Gold	Baiyin Nonferrous Group Co., LTD	CHINA
Gold	Bangalore Refinery Pvt Ltd	INDIA
Gold	CHEONG HING REFINERY WORKS LIMITED	HONG KONG
Gold	china gold international resources corp. ltd	CHINA
Gold	China National Gold Group Corporation	CHINA
Gold	CHIN-LEEP ENTERPRISE CO., LTD.	TAIWAN
Gold	Codelco	CHILE
Gold	Colt Refining	UNITED STATES
Gold	DAERYOUNG E&C	KOREA, REPUBLIC OF
Gold	Dong''guan Dong wu Violent-toxic Chemical Products Co., Ltd.	CHILE
Gold	Dongguan Dongxu metal Surface Handle Co.,Ltd.	CHINA
Gold	Dongguan Standard Electronic Material.Co.,Ltd	CHINA
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	CHINA
Gold	electro metals	UNITED STATES
Gold	ENTHONE OMI	UNITED STATES
Gold	Feinhütte Halsbrücke GmbH	Germany
Gold	Ferro Corporation	UNITED STATES
Gold	Gauteng refinery	SOUTH AFRICA
Gold	Gejiu Zili Mining And Smelting Co., Ltd.	CHINA
Gold	Gold and Silver Refining Strokes Ltd.	CHINA
Gold	Grillo Handel	GERMANY
Gold	Guangdong MingFa Precious Metal Co.,Ltd	CHINA
Gold	Guangxi Pinggui PGMA Co Ltd	CHINA
Gold	GuangZHou Jin Ding	CHINA
Gold	Harmony Gold Mining Company Limited	SOUTH AFRICA
Gold	Hawkins Inc	UNITED STATES
Gold	Heesung Catalysts	KOREA, REPUBLIC OF
Gold	Heesung Metal Ltd	KOREA, REPUBLIC OF
Gold	Heimerdinger	GERMANY
Gold	Heraeus Zhaoyuan (Changshu) Electronic Material Co., Ltd.	CHINA

Gold	Hon Shen Co. Ltd	TAIWAN
Gold	Honorable Hardware Craft Product Limited Company	CHINA
Gold	Hutti Gold Mines Limited (HGML)	INDIA
Gold	Japan Pure Chemical	JAPAN
Gold	Jia Lung Corp	TAIWAN
Gold	Jin Jinyin refining company limited	CHINA
Gold	Jinfeng Gold Mine Smelter	CHINA
Gold	Johnson Matthey HongKong Ltd.	CHINA
Gold	Johnson Matthey Plc	UNITED KINGDOM
Gold	Kanfort Industrial (Yantai) Co. Ltd.	CHINA
Gold	Kangqiang Electronics Co., Ltd	CHINA
Gold	Kee Shing	HONG KONG
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	CHINA
Gold	Mitsui & Co. Precious Metals Inc.	HONG KONG
Gold	MK Electron co., Ltd.	KOREA, REPUBLIC OF
Gold	Morigin Company	JAPAN
Gold	N.E. Chemcat Corporation	JAPAN
Gold	Ningbo Kangqiang	CHINA
Gold	Nippon Mining	JAPAN
Gold	OMG Electrochemicals	UNITED STATES
Gold	PM Sales Inc.	UNITED STATES
Gold	PMEC Guangdong Precious Metals Exchange	CHINA
Gold	PT Babel Surya Alam Lestari	INDONESIA
Gold	PT Stanindo Inti Perkasa	INDONESIA
Gold	PT Tambang Timah	INDONESIA
Gold	PT Timah	INDONESIA
Gold	PT Tinindo Inter Nusa	INDONESIA
Gold	Qiankun Gold and Silver	CHINA
Gold	Riotinto	UNITED STATES
Gold	Rohm and Haas	CHINA
Gold	SA precious metals	SOUTH AFRICA
Gold	Sanmenxia HengSheng Science Technology R&D CO.LTD	CHINA
Gold	Schloetter	UNITED KINGDOM
Gold	Senju Metal Industry Co Ltd	JAPAN
Gold	Shandong Gold Mining (Laizhou),China's Shangdong Gold Mining Co.,Ltd	CHINA
Gold	Shandong Jun Mai Fu	CHINA
Gold	Shandong penglai gold smelter	CHINA
Gold	Shenzhen Chemicals & light industry co., ltd	CHINA
Gold	Shenzhen fujun material technology co.,ltd	CHINA
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	CHINA

Gold	Shenzhen Tiancheng Chemical Co Ltd	CHINA
Gold	Sindlhauser Materials GmbH	GERMANY
Gold	Sino-Platinum Co., Ltd.	CHINA
Gold	Super Dragon Technology Co. Ltd.	TAIWAN
Gold	Suzhou Xinrui Noble metal material co.ltd	CHINA
Gold	Taizhou Chang San Jiao Electric Company	CHINA
Gold	Technic Inc.	UNITED STATES
Gold	The Gold Smelter of Guangdong, Gao Yao He Tai Gold Mining	CHINA
Gold	THE HUTTI GOLD MINES CO.LTD	INDIA
Gold	Umicore Galvanotechnik GmbH	GERMANY
Gold	Umicore Precious Metal Refining	UNITED STATES
Gold	Uniforce Metal Industrial Corp.	HONG KONG
Gold	Wuxi Middle Treasures Materials	CHINA
Gold	Xstrata Canada Corporation	SWITZERLAND
Gold	Yantai Guodasafina High-Tech Environmental Refinery Co. Ltd.	CHINA
Gold	Yantai Zhaojin Kanfort Precious Metals Co., Ltd.	CHINA
Gold	Yoo Chang Metal	KOREA, REPUBLIC OF
Gold	Yunnan Metallurgical	CHINA
Gold	Zhaojin Group and Gold Mineral China Co.,Ltd of Shandong Zhaoyuan	CHINA
Gold	ZhaoJin Mining Industry Co.,Ltd.	CHINA
Gold	zhaojinjinyinyelian	CHINA
Gold	Zhaoyuan Gold mine	CHINA
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA

Our approach to the RCOI for where the mines are located is as follows.

For products manufactured during the 2015 reporting period, we performed an RCOI on our Conflict Minerals. We utilized the CFSI’s CMRT Template to ask suppliers from what smelters they get the identified Conflict Minerals in the products they supply to us. After collecting these responses to our CMRT queries from suppliers, we evaluated the responses for completeness and accuracy. We engaged in follow-up communications with suppliers as appropriate.

From all this information and with the information provided on the CFSI website, we learned that the CFSI and the smelters generally consider the names and locations of the mines confidential. Because of that we have not determined in what specific countries the mines are located. However, the 294 smelters that are certified as "conflict free" by the EICC/GeSI Conflict Free Smelter program, are getting their ores from mines that are not contributing to conflict. We will continue to work with our supply chain to get the non-certified smelters to meet the same conflict free criteria.

The statements above are based on our due diligence and available information. A number of factors could affect our conclusions, including: gaps in supplier and/or smelter and refinery data, errors or omissions by suppliers and/or smelters and refiners, errors in public data, language barriers and translation, illegally tagged Conflict Minerals being introduced into our supply chain, etc.